Exhibit 99.1

LPL FINANCIAL NAMES MATTHEW AUDETTE AS NEW

CHIEF FINANCIAL OFFICER

-Audette joins firm from E*TRADE where he served as CFO-

BOSTON – JUNE 1, 2015 - LPL Financial LLC, the nation’s largest independent broker-dealer*, a custodian for registered investment advisors (RIAs), and a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ: LPLA), today announced that it has named Matthew Audette as its new chief financial officer. Audette will report directly to LPL Chairman and CEO Mark Casady and will be based in the firm’s San Diego office. He fills the role previously held by current LPL President Dan Arnold and will join the firm effective September 28, 2015.

Audette comes to LPL Financial from E*TRADE Financial Corporation, where he most recently served as executive vice president and chief financial officer. In his new role, Audette will lead LPL in its efforts to provide even greater financial value and return for LPL’s clients, shareholders and employees.

“Matt is an expert in capital allocation and is a leader in creating organizational efficiency, which will be invaluable as LPL enhances its client experience and continues its growth trajectory,” said Casady. “In addition, he brings outstanding shareholder relations skills to the firm which will help us to effectively share the LPL value proposition.” Casady added, “Acting CFO Tom Lux will work alongside Matt to ensure a smooth transition. We thank Tom for stepping into the role of acting CFO and wish him well in his upcoming retirement.”

With approximately 18 years of industry experience, Audette joined E*TRADE in 2000, following its acquisition of Telebank, an online bank, where he served as controller in the Capital Markets department. During his 16 years with E*TRADE, Audette was instrumental in the formation of the firm’s Finance department and was a principal player in the growth of the franchise—overseeing a variety of corporate transactions and capital activities. In recent years, he helped orchestrate the firm’s recovery—leading the company in its efforts to execute on a financial and capital plan. His track record has garnered the commitment of shareholders, the respect of the industry, and praise from his peers and the media alike.

He began his career with KPMG in Washington, D.C., in its financial services practice.

“I am looking forward to joining LPL and working alongside such a strong leadership team,” said Audette. “It is an ideal fit for me as I strongly believe in LPL’s independent model as well as its values and mission of providing objective financial advice. In addition, the firm’s entrepreneurial outlook and strong track record of growing market share and attracting new business provides an ideal opportunity for me to play a key role within a great organization.”

*Based on total revenues, Financial Planning magazine, June 1996-2014

Forward-Looking Statements

Statements in this press release regarding LPL Financial Holdings Inc.‘s (together with its subsidiaries, including LPL Financial LLC, the “Company”) future growth, business strategy and plans, including statements relating to the expected changes in the Company’s senior management positions, the financial value and returns provided by the Company in the future, improvements to the Company’s client experience, the Company’s future growth rate and market share, the Company’s success in attracting new business and the Company’s future capital allocation plans, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company’s historical performance and its plans, estimates and expectations as of June 1, 2015. Forward-looking statements are not guarantees that results, plans, intentions or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of advisory and brokerage assets; fluctuations in levels of net new advisory assets and the related impact on fee revenue; effects of competition in the financial services industry; changes in the number of the Company’s financial advisors and institutions, and their ability to market effectively financial products and services; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal or state securities regulators or self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters; the Company’s ability to recruit new advisors and attract new business to its platform; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2014 Annual Report on Form 10-K and any subsequent SEC filing. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, and you should not rely on those statements as representing the Company’s views as of any date subsequent to the date of June 1, 2015.

About LPL Financial

LPL Financial, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ:LPLA), is a leader in the financial advice market and serves $485 billion in retail assets. The Company provides proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 14,000 independent financial advisors and more than 700 banks and credit unions. LPL Financial is the nation’s largest independent broker-dealer since 1996 (based on total revenues, Financial Planning magazine, June 1996-2014), is one of the fastest growing RIA custodians with $105 billion in retail assets served, and acts as an independent consultant to over an estimated 40,000 retirement plans with an estimated $120 billion in retirement plan assets served, as of March 31, 2015. In addition, LPL Financial supports approximately 4,300 financial advisors licensed with insurance companies by providing customized clearing, advisory platforms, and technology solutions. LPL Financial and its affiliates have 3,352 employees with primary offices in Boston, Charlotte, and San Diego. For more information, please visit www.lpl.com.

Securities and Advisory Services offered through LPL Financial.

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Media Contact:

Brett J. Weinberg

Office: 980-321-1904

Cell: 980-329-0678

Brett.Weinberg@lpl.com

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